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EXHIBIT 23.0

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-46361) of IHOP Corp. and its subsidiaries of our report dated February 16, 2001 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Los Angeles, California
March 8, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS